Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements filed on Form S-8 (No. 33-40140 and No. 333-13061) pertaining to the American Medical Technologies, Inc. stock option plans of our report dated April 13, 2007 relating to the financial statements of American Medical Technologies, Inc. appearing in the Form 10-KSB for the year ended December 31, 2006.

/s/ Hein & Associates LLP
Hein & Associates LLP

Houston, Texas

April 16, 2007